Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of GTY Technology Holdings, Inc. on Form S-8, of our report dated March 18, 2019 relating to the consolidated balance sheets of GTY Technology Holding, Inc. as of December 31, 2018 and 2017, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2018 and 2017.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey

May 16, 2019